UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             January 18, 2007

HILTON HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	I-3427	36-2058176
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9336 Civic Center Drive, Beverly Hills, CA	90210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                    (310) 278-4321

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                       DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(d) Election of Director

On January 18, 2007, the Company’s Board of Directors elected Matthew J. Hart as a director.  Mr. Hart’s election fills the vacant seat on the Company’s Board resulting from the death of Peter M. George on January 4, 2007. Mr. Hart’s initial term as director will expire at the Company’s annual meeting of stockholders in 2009.

(e) Amendment to Employment Agreement

On January 18, 2007, the Company’s Board of Directors approved an amendment (the “Amendment”) to the employment agreement between the Company and Stephen F. Bollenbach, the Company’s Co-Chairman and Chief Executive Officer, dated November 11, 2004, as amended January 27, 2005 (the “Existing Employment Agreement”).  The Existing Employment Agreement provides for a five-year consultancy by Mr. Bollenbach with the Company commencing on January 1, 2008, the terms of which have been revised in the Amendment as summarized below.

The Amendment provides that, in the event Mr. Bollenbach continues to comply with the terms of the Existing Employment Agreement until the end of the employment term on December 31, 2007, he will cease to be the Company’s Chief Executive Officer but will retain the role of Co-Chairman.  The Amendment provides that the Company will continue to nominate Mr. Bollenbach for election to the Board of Directors until he ceases to be a director at the Company’s annual meeting of stockholders in May 2011, and Mr. Bollenbach will retain the Co-Chairman role while a member of the Board.  The Amendment also provides that Mr. Bollenbach will continue to work in an executive-employee capacity with the Company through December 31, 2010, including involvement in the Company’s international efforts and providing assistance to the Company’s Chief Executive Officer and Board on long-term planning, strategic oversight and significant financial matters.

The Amendment provides that Mr. Bollenbach will be paid $116,667 per month from January 1, 2008 through December 31, 2008, $89,584 per month from January 1, 2009 through December 31, 2009 and $62,500 per month from January 1, 2010 through December 31, 2010. During this period, Mr. Bollenbach will continue to be entitled to medical insurance, 401(k), deferred compensation and similar employee benefits, and he will have access to the Company’s jet aircraft for all business use as approved by the CEO and, when authorized by the CEO, for personal use as well.  However, all use of aircraft for personal purposes would require Mr. Bollenbach to reimburse the Company for the cost of the personal usage.  Mr. Bollenbach will also be entitled to an office, a personal assistant and expense reimbursement in accordance with the Company’s standard procedures.

For the period from January 1, 2011 until December 31, 2012, Mr. Bollenbach will serve as a consultant to the Company and not an employee.  Mr. Bollenbach will generally no longer be entitled to employee benefits and will not have access to the Company’s aircraft for personal purposes after December 31, 2010.  Mr. Bollenbach’s consulting fee will be $37,500 per month for the five months ending May 31, 2011 and $29,167 per month for the balance of the consulting period.  The Company will reimburse Mr. Bollenbach for the cost of health care continuation coverage under COBRA.  During this period, Mr. Bollenbach will be entitled to an office, a personal assistant and expense reimbursement in accordance with the Company’s standard procedures.

The foregoing summary of the Amendment to Mr. Bollenbach’s Existing Employment Agreement is qualified in its entirety by the full text of the Amendment, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference in its entirety.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit 10.1	Amendment to Employment Agreement, dated as of January 18, 2007, between Hilton Hotels Corporation and Stephen F. Bollenbach

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 19, 2007

HILTON HOTELS CORPORATION
By:	/s/ Madeleine A. Kleiner
Madeleine A. Kleiner
Executive Vice President and General Counsel